UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 7, 2020

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Address of principal executive offices) (Zip Code)

(904) 357-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RYAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.	REGULATION FD DISCLOSURE

As part of the Offering (as defined below), Rayonier Advanced Materials Inc. (“RYAM”) is furnishing the following information, which is included in the Preliminary Offering Memorandum related to the disclosure in Item 8.01 below: RYAM’s subsidiaries that are not expected to be guarantors of the Notes (as defined below) or the ABL Credit Facility (as defined below), after giving effect to all applicable eliminations, as of September 26, 2020, had total assets of approximately $751 million, or 30%, of RYAM’s total consolidated assets.

ABL Credit Facility

On or prior to the issuance of the Notes (as defined below), Rayonier A.M. Products Inc. (the “Company”), a wholly owned subsidiary of RYAM and certain other subsidiaries of RYAM, expect to enter into a five-year senior secured asset-based revolving credit agreement (the “ABL Credit Agreement”), with Bank of America N.A., as administrative and collateral agent, the lenders to be party thereto, and the issuing banks to be party thereto, providing for an asset-based revolving credit facility (the “ABL Credit Facility”) in which the borrowing availability will primarily be based on the value of certain of RYAM’s, the Company’s, and certain of RYAM’s subsidiaries’ assets, including the levels of certain eligible accounts receivable and inventory in the United States and Canada.

The maximum availability under the ABL Credit Facility is currently anticipated to be $200 million available to the Company for revolving loans in U.S. Dollars, including (i) a $100 million sublimit for the issuance of letters of credit and (ii) a $20 million sublimit for swingline loans. Subject to the availability under the borrowing base, the Company may make and repay borrowings from time to time until the maturity of the ABL Credit Facility. The Company may make voluntary prepayments of borrowings at any time and must make mandatory prepayments if certain events occur. The Company anticipates that the ABL Credit Facility will mature, and lending commitments thereunder will terminate, on the date that is the earlier of (x) the fifth anniversary of the first date on which the commitments thereunder become available to the Company (the “closing date”), and (y) the date that is 121 days prior to the earliest stated maturity date of the Notes, the Company’s 5.50% Senior Notes due 2024, and certain other specified indebtedness and/or any refinancing debt in respect of the foregoing with a maturity date prior to the date that is 121 days after the closing date. Upon the maturity of the ABL Credit Facility, all of the obligations outstanding under the ABL Credit Facility will become due. The interest rate for borrowings under the ABL Credit Facility is expected to be LIBOR (subject to a floor of 25 basis points) plus a margin of 225-275 basis points per annum, depending on availability and the Company’s total leverage ratio. The rate for undrawn commitments is expected to be 37.5 basis points per annum.

We expect that the proceeds of the ABL Credit Facility may be used for working capital and other general corporate purposes for us and our subsidiaries (including to rollover or to issue back to back letters of credit with respect to the outstanding letters of credit issued thereunder) and to pay fees and expenses incurred in connection with the transaction.

We expect that the ABL Credit Agreement will also allow the Company to increase the availability thereunder or add term loans on a “last-out” basis up to a maximum amount of $50 million.

The Company expects its obligations under the ABL Credit Agreement will be guaranteed by certain of RYAM’s U.S. and Canadian subsidiaries. The Company expects these obligations will be secured by certain U.S. and Canadian assets, including a first priority lien on inventory, accounts receivable and bank accounts. In addition, the Company expects the ABL Credit Agreement will be secured by second priority liens on certain of the assets securing the Notes, and the Notes will have second priority liens on certain of the assets securing the ABL Credit Agreement. An intercreditor agreement will govern the treatment of such collateral securing the ABL Credit Agreement and the Notes.

The Company expects that the ABL Credit Agreement will contain covenants customary for financing of this type restricting RYAM’s, the Company’s and the restricted subsidiaries’ activities. There will be exceptions to these covenants, some of which will only be applicable when unused availability falls below specified thresholds. In addition, the Company expects the ABL Credit Agreement will include, as a financial covenant, a springing fixed charge coverage ratio which arises when availability falls below a specified threshold.

The Company expects the ABL Credit Agreement will contain customary events of default for financings of this type, including payment failures, breaches of representations and warranties, failure to comply with covenants, defaults in respect of other indebtedness, bankruptcy, insolvency and inability to pay debts when due, material judgments, pension plan terminations or specified underfunding, failure of certain provisions of any guarantee or security document supporting the ABL Credit Facility to be in full force and effect and change of control. If an event of default occurs under the ABL Credit Agreement, subject to any applicable grace period, the lenders will be permitted to terminate their commitments, declare immediately payable all borrowings under the ABL Credit Facility and foreclose on the collateral.

However, there can be no assurance that the Company will enter into the ABL Credit Agreement or as to the terms and conditions thereof. This information is only current as of the date hereof, and RYAM is not undertaking any obligation to update this information, except as otherwise may be required by law.

Potential Sales

As part of previously disclosed portfolio optimization efforts, RYAM is currently in discussions regarding a potential sale of various Canadian assets it views as non-core to its long-term strategy. However, RYAM has not reached any agreement regarding a potential sale, and there is no assurance that any such agreement will be reached or as to the terms and conditions of any such agreement. This information is only current as of the date hereof, and RYAM is not undertaking any obligation to update this information, except as otherwise may be required by law.

The information contained in this Item 7.01 of this report is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference into any of RYAM’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of the general incorporation language of such filings, except as shall be expressly set forth by specific reference in such filings.

ITEM 8.01.	OTHER EVENTS

On December 7, 2020, RYAM issued a press release announcing that the Company has commenced an offering (the “Offering”) of $500.0 million aggregate principal amount of senior secured notes (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act, upon the terms of the Preliminary Offering Memorandum. If the Offering is consummated, the Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to repay all outstanding obligations under its existing senior secured credit agreement (other than outstanding letters of credit issued thereunder, which will be rolled into or in respect of which back-to-back letters of credit will be issued under the Company’s proposed ABL Credit Facility, as described above). A copy of RYAM’s press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.

This report is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The Offering is made only by, and pursuant to, the terms set forth in the related Preliminary Offering Memorandum.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Certain important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, including those described under “Risk Factors” in Item 1A of such document, and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated December 7, 2020, with respect to private offering by the Company of senior secured notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2020	RAYONIER ADVANCED MATERIALS INC.

	By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Vice President, General Counsel and Corporate Secretary